Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE June 5, 2014	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON ANNOUNCES 3-FOR-2 STOCK SPLIT

TULSA, OK, June 5, 2014 - AAON, INC. (NASDAQ-AAON), today announced that the Board of Directors of the Company has declared a three-for-two stock split of the Company’s common stock to be paid in the form of a stock dividend on July 16, 2014.

Stockholders of record at the close of business on June 27, 2014, will receive one additional share for every two shares they hold as of that date. Cash will be paid in lieu of fractional shares. Based on the shares outstanding as of May 1, 2014, the number of shares outstanding will increase from approximately 36.6 million to approximately 54.9 million.

Norman H. Asbjornson, President and CEO, stated: “Our continued strong capital position, as well as our confidence in the opportunities for future growth, underlie the Company’s decision to declare a 50 percent stock dividend, which we believe will increase our liquidity in the market.”

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.